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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report, which includes an explanatory paragraph regarding basis of presentation, dated August 18, 1998, relating to the financial statements of HostAmerica, a division of HomeCom Communications, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PricewaterhouseCoopers LLP

Atlanta, Georgia
March 10, 1999